Exhibit 99.1

MEDIA CONTACT
Alan Chapple
Exide Technologies
678-566-9514
alan.chapple@exide.com

INVESTOR CONTACT

Rich Cockrell
Exide Technologies
678-566-9415
rich.cockrell@exide.com

FOR IMMEDIATE RELEASE

EXIDE ANNOUNCES SECOND QUARTER RESULTS FOR FISCAL YEAR 2006

•	Net sales increased 7.7 percent primarily due to higher volumes in the Industrial Energy business and higher pricing in all of the Company’s business segments

•	Adjusted EBITDA improved 15.7 percent, led by a 72 percent increase in Industrial Energy’s results

•	Consolidated net loss widened to $33 million due to higher interest costs in the current quarter and a $12 million gain from the revaluation of warrants in the prior-year quarter

Alpharetta, Ga. – (November 9, 2005) – Exide Technologies (NASDAQ: XIDE, www.exide.com) today announced financial results for the second quarter of fiscal 2006 ended September 30, 2005.

Consolidated Net Sales

Consolidated net sales for the second quarter of fiscal 2006 rose 7.7 percent to $686.5 million from $637.6 million in the second quarter of fiscal 2005. The improved results, which include favorable currency impacts of $2.3 million, benefited from higher average selling prices in all businesses as a result of the pass-through of continued commodity-related price increases, as well as increased demand in the Industrial Energy business.

“Our business delivered improved performance on an adjusted EBITDA basis,” said Gordon Ulsh, President and Chief Executive Officer of Exide Technologies. “Our work on improving productivity, reducing our cost structure and continued material cost-reduction initiatives while enhancing our product lines is beginning to show positive results.”

Mr. Ulsh added: “While the management team is encouraged by the progress made over the past two quarters, we fully recognize that much remains to be done to get the Company’s performance to levels commensurate with its potential.”

Consolidated Net Loss

The consolidated net loss for the second quarter of fiscal 2006 was $33.0 million compared to a net loss of $17.1 million reported in the second quarter of fiscal 2005. The results reflect restructuring costs of $6.6 million, continuing reorganization items of $1.7 million, and a loss on the revaluation of warrants of $0.4 million. The results also include an increase in interest expense of $5.2 million resulting from higher rates and debt levels. The year-over-year difference also reflects a $12.0 million mark-to-market gain associated with the revaluation of the Company’s warrant liability in the prior-year quarter.

Adjusted EBITDA

Adjusted EBITDA — a key measure of the Company’s operational and financial performance and defined as earnings before interest, taxes, depreciation, amortization and restructuring charges – showed a quarter-over-quarter improvement of $3.4 million or 15.7 percent to $24.9 million, driven principally by strong volumes in the Company’s Industrial Energy business.

These results have also been adjusted to exclude the impact of $1.4 million related to a non-cash, currency re-measurement loss, a $0.4 million non-cash loss from the revaluation of the Company’s warrants, and a $1.0 million adjustment associated with impairment charges and non-cash losses related to asset sales.

A reconciliation of adjusted EBITDA to net loss reported under Generally Accepted Accounting Principals (“GAAP”) has been included in the financial supplements of this earnings release.

Industrial Energy Business

Consolidated global net sales in the Company’s Industrial Energy business increased 16.9 percent to $273 million during the second quarter of fiscal 2006. The increase was largely driven by strong performance in North America where sales increased 40 percent primarily as a result of higher product demand in Network Power and favorable pricing, principally in Motive Power. Sales in Europe and the Rest of Word (Europe-ROW) increased 10 percent driven by volume and price in the Motive Power segment.

Operating expenses, which increased 8 percent due to continued business growth, were partially offset by reduced spending and staff reductions.

Adjusted EBITDA increased 72 percent to $27.5 million. These results were driven by exceptional growth in Europe-ROW, where results increased 94.2 percent to $19.4 million due to growing product demand, favorable price and mix and benefits from continued restructuring activities. Performance in the North America division improved 35 percent to $8.1 million.

Net income for the period increased $10.6 million to $12.5 million due largely to higher results in Europe-ROW.

Transportation Business

Consolidated global net sales in Transportation increased 2.4 percent over the prior-year period to $414 million. These results were primarily due to higher sales in North America, which increased approximately 5 percent compared to a 1 percent decrease in Europe-ROW. The improved sales in North America were attributable to growing volumes from original equipment manufacturers and pricing actions in the aftermarket segment.

Operating expenses decreased 4.7 percent to $45 million as a result of the Company’s continued cost-rationalization efforts.

Adjusted EBITDA for the period was $25.6 million, down $3.9 million due to the inability to fully pass through higher commodity, freight and distribution costs in both regions.

Net income for the period decreased to $8.1 million from $10.6 million, impacted by lower results in both divisions.

Conference Call Details

Members of Exide’s senior management team will host a conference call on November 9, 2005 for members of the investment community to discuss the Company’s financial results and general business operations at 11:00 a.m. Eastern Standard Time.

Domestic Dial-In Number: 800-646-4713
International Dial-In Number: 706-643-7699
Passcode: 9996968

For individuals unable to participate in the conference call, a telephone replay will be available from 2 p.m. on November 9, 2005 until midnight on December 9, 2005 at:

Domestic Replay Number: 800-642-1687
International Replay Number: 706-645-9291
Passcode: 9996968

An audio webcast of the conference call can also be accessed via www.exide.com.

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About Exide Technologies
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups – Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World – provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

Forward-Looking Statements
Except for historical information, this report may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private
Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans of and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business and (e) statements regarding the ability to comply with or alternatively obtain amendments under the Company’s debt agreements.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) adverse reactions by creditors, vendors, customers, and others to the going-concern modification in the Company’s audit report for the fiscal year ended March 31, 2005, (ii) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (iii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iv) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs (v) the Company’s ability to comply with the covenants in its debt agreements or obtain waivers of noncompliance, (vi) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (vii) the realization of the tax benefits of the Company’s net operating loss carry forwards, of which is dependent upon future taxable income, (viii) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (ix) competitiveness of the battery markets in North America and Europe, (x) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (xi) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xii) the Company’s exposure to fluctuations in interest rates on its variable debt, (xiii) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xiv) general economic conditions, (xv) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xvi) the Company’s reliance on a single supplier for its polyethylene battery separators, and (xvii) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002. Some of the factors contained herein, and other factors, are enumerated in further detail in the Company’s most recent Form 10-Q filed on August 9, 2005 and the Company’s Registration Statement on Form S-3 (file no. 333-126619) and amendments thereto.

Therefore, the Company cautions each reader of this press release carefully to consider those factors hereinabove set forth, because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.

FINANCIAL INFORMATION

EXIDE TECHNOLOGIES AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per-share data)

	Successor		Successor
	Company		Company
	for the		for the
	Three Months		Three Months
	Ended		Ended
	September 30, 2005		September 30, 2004
NET SALES	$686,485		$637,599
COST OF SALES	582,587		542,587
Gross profit	103,898		95,012
EXPENSES:
Selling, marketing and advertising	67,615		68,326
General and administrative	43,138		37,847
Restructuring and impairment	6,640		4,826
Other expense (income) net	1,412	)	(9,161)
Interest expense net	16,658		11,411
	135,463		113,249
Loss before reorganization items, income taxes and minority interest	(31,565)		(18,237)
REORGANIZATION ITEMS, NET	1,715		1,725
INCOME TAX BENEFIT	(202)	)	(2,874)
MINORITY INTEREST	(55)		13
Net loss	$(33,023)		$(17,101)

NET LOSS PER SHARE
Basic and Diluted	$(1.32)		$(0.68)

WEIGHTED AVERAGE SHARES
Basic and Diluted	25,000		25,000

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per-share data)

	Successor Company
ASSETS	September 30, 2005	March 31, 2005
CURRENT ASSETS:
Cash and cash equivalents	$30,085	$76,696
Restricted cash	704	1,323
Receivables, net of allowance for doubtful accounts of $23,226 and $22,471	640,485	687,715
Inventories	406,158	397,689
Prepaid expenses and other	32,946	21,275
Deferred financing costs, net	1,761	1,725
Deferred income taxes	3,755	4,305

Total current assets	1,115,894	1,190,728
PROPERTY, PLANT AND EQUIPMENT, NET	733,324	799,763
OTHER ASSETS:
Intangible assets, net	189,932	192,854
Investments in affiliates	7,075	9,010
Deferred financing costs, net	11,593	12,784
Deferred income taxes	50,445	55,896
Other	27,341	29,745

	286,386	300,289
Total assets	$2,135,604	$2,290,780

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$13,317	$1,595
Current maturities of long-term debt	59,667	632,116
Accounts payable	297,116	340,480
Accrued expenses	335,053	385,521
Warrants liability	3,438	11,188

Total current liabilities	708,591	1,370,900
LONG-TERM DEBT	636,815	20,047
NONCURRENT RETIREMENT OBLIGATIONS	313,702	329,628
NONCURRENT DEFERRED TAX LIABILITY	26,709	24,178
OTHER NONCURRENT LIABILITIES	102,359	106,004

Total liabilities	1,788,176	1,850,757
COMMITMENTS AND CONTINGENCIES	—	—
MINORITY INTEREST	12,098	12,764
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 1,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 61,500 shares authorized, 24,523 and 24,407 shares issued and outstanding	245	234
Additional paid-in capital	888,312	888,157
Accumulated deficit	(535,655)	(466,923)
Accumulated other comprehensive (loss) income	(17,572)	5,791
Total stockholders’ equity	335,330	427,259
Total liabilities and stockholders’ equity	$2,135,604	$2,290,780

EXIDE TECHNOLOGIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Successor
	Company	Successor	Predecessor
	for the	Company	Company
	Six months	for the Period	for the Period
	Ended	May 6, 2004 to	April 1, 2004 to
	September 30, 2005	September 30, 2004	May 5, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(68,732)	$16,526	$1,748,564
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	60,343	52,519	7,848
Gain on discharge of liabilities subject to compromise	—	—	(1,558,839)
Fresh Start accounting adjustments, net	—	—	(228,371)
Unrealized gain on Warrants	(7,748)	(55,675)	—
Net loss on asset sales	2,669	11	—
Provision for doubtful accounts	3,357	2,521	473
Deferred income taxes	—	680	—
Non-cash provision for restructuring	448	98	18
Reorganization items, net	3,087	3,418	18,434
Minority interest	40	46	26
Amortization of deferred financing costs	897	—	1,251
Changes in assets and liabilities, excluding effects of Fresh Start accounting, acquisitions and divestitures
Receivables	12,176	(12,849)	45,924
Inventories	(23,497)	(17,956)	(10,873)
Prepaid expenses and other	(11,722)	2,524	286
Payables	(28,945)	2,387	(20,967)
Accrued expenses	(37,421)	(19,315)	(20,564)
Noncurrent liabilities	(4,587)	915	(294)
Other, net	14,896	(4,938)	9,898
Net cash used in operating activities	(84,739)	(29,088)	(7,186)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(24,092)	(26,018)	(7,152)
Proceeds from sales of assets	11,333	10,034	2,800
Net cash used in investing activities	(12,759)	(15,984)	(4,352)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in short-term borrowings	12,420	2,407	2,425
Repayments under Senior Notes	—	—	(110,082)
Borrowings under Credit Facility	—	8,962	621,258
Repayments under Credit Facility	—	—	(452,875)
Currency swap	(12,084)	—	—
Increase (decrease) in other debt	52,277	659	(2,412)
Financing costs and other	—	(681)	(23,146)
Net cash provided by financing activities	52,613	11,347	35,168
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1,726)	1,422	(1,447)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(46,611)	(32,303)	22,183
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	76,696	59,596	37,413

CASH AND CASH EQUIVALENTS, END OF PERIOD	$30,085	$27,293	$59,596

EXIDE TECHNOLOGIES AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION BY SEGMENT
SUCCESSOR COMPANY FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005
	Transportation		Industrial Energy
	North	Europe	North	Europe
	America	and ROW	America	and ROW	Other	TOTAL
Net income (loss)	$3.5	$4.5	$4.9	$7.5	($53.4)	($33.0)
Interest expense, net	—	—	—	—	16.7	16.7
Income tax provision (benefit)	—	—	—	—	(0.2)	(0.2)

EBIT	$3.5	$4.5	$4.9	$7.5	($36.9)	($16.5)
Depreciation and amortization	7.4	7.9	2.8	8.3	3.6	30.0
Reorganization items, net	0.0	0.0	0.0	0.0	1.7	1.7
Restructuring and impairment, net	(0.1)	1.6	(0.4)	3.5	2.0	6.6
Other restructuring costs included in cost of sales
and general and administrative expenses	0.1	0.1	0.1	0.0	(0.1)	0.2
Currency remeasurement loss (gain)	0.0	0.0	0.0	0.0	1.4	1.4
Gain on revaluation of foreign currency
forward contract	0.0	0.0	0.0	0.0	0.0	0.0
Minority interest	0.0	0.0	0.0	0.0	(0.1)	(0.1)
Unrealized gain on revaluation of warrants	0.0	0.0	0.0	0.0	0.4	0.4
Loss (gain) on sale of capital assets	0.0	0.0	0.0	0.0	1.0	1.0
Other non-cash losses (gains)	0.7	(0.1)	0.7	0.1	(1.2)	0.2
Adjusted EBITDA	$11.6	$14.0	$8.1	$19.4	($28.2)	$24.9